      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            SIERRA PACIFIC RESOURCES

             (Exact name of registrant as specified in its charter)

            NEVADA                        88-0198358
 (State or other jurisdiction          (I.R.S. Employer
              of                    Identification Number)
incorporation or organization)

                        P.O. BOX 30150 (6100 NEIL ROAD)
                            RENO, NEVADA 89520-3150
                                 (775) 834-4011
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                    SIERRA PACIFIC RESOURCES CAPITAL TRUST I

                   SIERRA PACIFIC RESOURCES CAPITAL TRUST II

      (Exact name of each registrant as specified in its Trust Agreement)

           DELAWARE                 EACH TO BE APPLIED FOR
 (State or other jurisdiction          (I.R.S. Employer
     of Incorporation or            Identification Number)
         organization
     of each registrant)

                          C/O SIERRA PACIFIC RESOURCES
                        P.O. BOX 30150 (6100 NEIL ROAD)
                            RENO, NEVADA 89520-3150
                                 (775) 834-4011
(Address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)
                         ------------------------------

                           WILLIAM E. PETERSON, ESQ.
         Senior Vice President, General Counsel and Corporate Secretary
                            Sierra Pacific Resources
                        P.O. Box 30150 (6100 Neil Road)
                            Reno, Nevada 89520-3150
                                 (775) 834-4011
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

               WILLIAM C. ROGERS, ESQ.                                   DAVID B. WALEK, ESQ.
                Choate, Hall & Stewart                                       Ropes & Gray
                   53 State Street                                     One International Place
             Boston, Massachusetts 02109                             Boston, Massachusetts 02110
                    (617) 248-5000                                          (617) 951-7000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             (CALCULATION OF REGISTRATION FEE ON FOLLOWING PAGE)
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED            PROPOSED
                                                                       MAXIMUM             MAXIMUM
                                                                  OFFERING PRICE PER      AGGREGATE           AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE            UNIT           OFFERING PRICE       REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED(1)         (1)(2)(3)           (1)(2)(3)             FEE(2)
Securities of Sierra Pacific Resources:
  Debt Securities...........................
Preferred Securities of Sierra Pacific
  Resources Capital Trust I.................
Preferred Securities of Sierra..............
Pacific Resources Capital Trust II..........
Guarantees of Preferred Securities of Sierra
  Pacific Resources Capital Trust I and
  Sierra Pacific Resources Capital Trust II
  by Sierra Pacific Resources (4)...........
  Total.....................................     $500,000,000                                                  $139,000

(1) Such indeterminate number or amount of Debt Securities of Sierra Pacific Resources and Preferred Securities of Sierra Pacific Resources Capital Trust I and Sierra Pacific Resources Capital Trust II as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to Sierra Pacific Resources Capital Trust I and Sierra Pacific Resources Capital Trust II in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Sierra Pacific Resources Capital Trust I and Sierra Pacific Resources Capital Trust II and the distribution of the assets thereof.

(2) Such amount in U.S. dollars [or the equivalent thereof in foreign currencies] as shall result in an aggregate initial offering price for all securities of $500,000,000. In addition, this Registration Statement includes such presently indeterminate number of Offered Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Offered Securities being registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended ("Securities Act"), and exclusive of accrued interest and dividends, if any.

(4) Sierra Pacific Resources is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities issued by Sierra Pacific Resources Capital Trust I and Sierra Pacific Resources Capital Trust II. No separate consideration will be received for any Guarantee or any other such obligations.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JUNE 7, 1999

P R O S P E C T U S

                                     [LOGO]

                            SIERRA PACIFIC RESOURCES
                    SIERRA PACIFIC RESOURCES CAPITAL TRUST I
                   SIERRA PACIFIC RESOURCES CAPITAL TRUST II

    By this prospectus, we may offer from time to time up to $500,000,000 of our:

                                DEBT SECURITIES
        PREFERRED SECURITIES OF SIERRA PACIFIC RESOURCES CAPITAL TRUST I
       PREFERRED SECURITIES OF SIERRA PACIFIC RESOURCES CAPITAL TRUST II

                            ------------------------

    Sierra Pacific Resources is a Nevada corporation. Sierra Pacific Resources Capital Trust I and Sierra Pacific Resources Capital Trust II are Delaware business trusts. Sierra Pacific Resources is the sponsor of Sierra Pacific Resources Capital Trust I and Sierra Pacific Resources Capital Trust II.

    When we offer securities, we will provide you with a prospectus supplement or a term sheet describing the terms of the specific issue of securities including the offering price of the securities.

    You should read this prospectus and the prospectus supplement or the term sheet relating to the specific issue of securities carefully before you invest.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                The date of this Prospectus is           , 1999.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SIERRA PACIFIC RESOURCES...................................................................................           1
THE TRUSTS.................................................................................................           1
USE OF PROCEEDS............................................................................................           2
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES ANDEARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
  DIVIDENDS................................................................................................           3
DESCRIPTION OF THE DEBT SECURITIES.........................................................................           3
    General................................................................................................           3
    Terms of the Debt Securities...........................................................................           4
    Consolidation, Merger or Sale..........................................................................           5
    Modification of Indentures; Waiver.....................................................................           6
    Events of Default......................................................................................           6
    Special Terms Relating to the Subordinated Debt Securities.............................................           8
        Subordination......................................................................................           8
        Redemption.........................................................................................           8
        Option to Extend Interest Payment Date.............................................................           9
        Restrictions on Certain Payments...................................................................           9
        Option to Change Stated Maturity Date..............................................................          10
    Special Terms Relating to the Senior Debt Securities...................................................          10
        Limitations Upon Liens on Stock of Restricted Subsidiaries.........................................          10
        Limitations on the Issuance or Disposition of Stock of Restricted Subsidiaries.....................          10
    Defeasance.............................................................................................          11
    Form, Registration, Transfer and Exchange..............................................................          11
    Global Securities......................................................................................          12
    Payment and Paying Agents..............................................................................          12
    Governing Law..........................................................................................          12
DESCRIPTION OF THE PREFERRED SECURITIES OF THE TRUSTS......................................................          12
    General................................................................................................          12
    Distributions..........................................................................................          14
    Mandatory Redemption...................................................................................          14
    Trust Special Event Redemption or Distribution.........................................................          15
    Redemption Procedures..................................................................................          17
    Liquidation Distribution Upon Dissolution..............................................................          17
    Subordination of the Common Securities.................................................................          18
    Amendment of Declarations..............................................................................          18
    Voting Rights..........................................................................................          20
    Declaration Events of Default..........................................................................          21
    Merger, Consolidation or Amalgamation of the Trusts....................................................          21
    Removal and Replacement of Trustees....................................................................          23
    Registrar, Transfer Agent, and Paying Agent............................................................          23
    Book-Entry Only Issuance--The Depository Trust Company.................................................          23
        Description of the Global Certificates.............................................................          23
        DTC Procedures.....................................................................................          23
    Information Concerning the Property Trustee............................................................          25
    Governing Law..........................................................................................          25
    Miscellaneous..........................................................................................          25

                                                                                                                PAGE
                                                                                                                -----
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES.........................................................          26
    Events of Default......................................................................................          27
    Status of the Preferred Securities Guarantees; Subordination...........................................          27
    Amendments and Assignment..............................................................................          27
    Termination of the Preferred Securities Guarantees.....................................................          28
    Information Concerning the Guarantee Trustee...........................................................          28
    Governing Law..........................................................................................          28
RELATIONSHIP AMONG PREFERRED SECURITIES, PREFERRED SECURITIES GUARANTEESAND SUBORDINATED DEBT SECURITIES
  HELD BY THE TRUSTS.......................................................................................          28
PLAN OF DISTRIBUTION.......................................................................................          29
WHERE YOU CAN FIND MORE INFORMATION........................................................................          30
INCORPORATION OF INFORMATION WE FILE WITH THE SEC..........................................................          31
LEGAL OPINIONS.............................................................................................          31
EXPERTS....................................................................................................          32

                            SIERRA PACIFIC RESOURCES

    Sierra Pacific Resources engages primarily in the energy business through several subsidiaries. Our two largest subsidiaries, Nevada Power Company and Sierra Pacific Power Company, are regulated public utilities. Nevada Power Company provides electricity to the City of Las Vegas and the surrounding area in southern Nevada. Sierra Pacific Power Company provides electricity to western, central and northeastern Nevada, including the cities of Reno, Sparks, Carson City and Elko, and to the Lake Tahoe area of California. Sierra Pacific Power Company also provides natural gas and water services to the cities of Reno and Sparks and surrounding areas. Sierra Pacific Resources and Nevada Power Company merged in June 1999 and Nevada Power Company became a subsidiary of Sierra Pacific Resources. As part of the merger, Sierra Pacific Power Company and Nevada Power Company agreed to sell their electric generating assets.

    Additional information regarding the merger is contained in our Registration Statement on Form S-4 (file number 333-62895).

    The principal executive office of Sierra Pacific Resources is P.O. Box 301500 (6100 Neil Road), Reno, Nevada 89520-3150, and the telephone number is
(775) 834-4011.

    In this prospectus, "Sierra Pacific," "we," "us" and "our" refer specifically to Sierra Pacific Resources, the holding company.

                                   THE TRUSTS

    Sierra Pacific Capital Trust I and Sierra Pacific Capital Trust II are statutory business trusts created under Delaware law. They were created pursuant to declarations of trust and by the filing of a Certificate of Trust with the
Secretary of State of the State of Delaware on June   , 1999. Each declaration
of trust will be amended and restated in its entirety substantially in the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended. When the preferred securities of each trust are issued, the purchasers of those securities will own all of the preferred securities of each trust. See "Description of the Preferred Securities." We will directly or indirectly acquire all of the trusts' issued and outstanding common securities, which will be in an aggregate liquidation amount equal to at least 3% of the total capital of each trust. The trusts will use all of the proceeds from the issuance of their preferred securities and common securities (collectively, the "Trust Securities") to purchase subordinated debt securities issued by Sierra Pacific. The only assets of each trust are subordinated debt securities issued by Sierra Pacific. Each trust exists for the exclusive purposes of

    - issuing its Trust Securities representing undivided beneficial interests in the assets of the trust;

    - investing the gross proceeds of the sale of its Trust Securities in subordinated debt securities issued by Sierra Pacific; and

    - engaging in only those other activities necessary or incidental to the foregoing purposes.

    Each trust has a term of approximately 55 years, but may be dissolved earlier as provided in its declaration.

    Sierra Pacific has appointed the following four trustees to conduct each trust's business and affairs:

    - two officers of Sierra Pacific (the "administrative trustees");

    - The Bank of New York (the "property trustee"); and

    - The Bank of New York (Delaware) (the "Delaware trustee").

    The property trustee will hold title to the subordinated debt securities of Sierra Pacific purchased by each trust for the benefit of each trust and the holders of the Trust Securities. As long as the subordinated debt securities are held by a trust, the property trustee will have the power to exercise all rights, powers, and privileges of a holder of subordinated debt securities under the indenture to be entered into by and between Sierra Pacific and The Bank of New York, as indenture trustee. In addition, the property trustee will maintain exclusive control of a segregated non-interest bearing bank account for each trust (the "property trustee accounts") to hold all payments made in respect of the subordinated debt securities for the benefit of the holders of the Trust Securities of each trust.

    Sierra Pacific, as the holder of all the common securities of each trust, will have the right to appoint, remove or replace any trustee (subject to the limitations shown in the declarations) and to increase or decrease the number of trustees of each trust, provided that the number of trustees of each trust shall be at least three. Sierra Pacific will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to each trust and the offering of the Trust Securities by each trust.

    The rights of the holders of the preferred securities of each trust, including economic rights, rights to information and voting rights, are contained in its declaration and in the Delaware Business Trust Act. See "Description of the Preferred Securities of the Trusts." The declarations also incorporate by reference the terms of the Trust Indenture Act.

    The principal executive office of each trust is P.O. Box 30150 (6100 Neil
Road), Reno, Nevada 89520-3150. The telephone number of each trust is (775) 834-4001.

                                USE OF PROCEEDS

    We intend to use the net proceeds from the sale of our debt securities for general corporate purposes, unless otherwise specified in the prospectus supplement or term sheet relating to a specific issue of debt securities. General corporate purposes may include financing the activities of Sierra Pacific's subsidiaries, financing our assets and those of our subsidiaries, refinancing our existing borrowings, and financing acquisitions. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to refinance our existing borrowings.

    We currently intend to use the net proceeds from the sale of our debt securities to cover a portion of the cash consideration required in connection with our merger with Nevada Power Company and to repay bank indebtedness incurred in connection with the Merger. The specific allocations of the proceeds we receive from the sale of our securities will be described in the prospectus supplement relating thereto.

    Each trust will use all proceeds received from the sale of its Trust Securities and common securities to purchase subordinated debt securities issued by us.

              CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

    The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred dividends. The ratios shown in the table are both the historical ratios and the pro forma combined ratios showing the effect of the merger between Sierra Pacific and Nevada Power Company. As a result of the merger between Sierra Pacific and Nevada Power Company, which has been treated for accounting purposes as a reverse acquisition with Nevada Power being the acquiror, the historical ratios are those of Nevada Power Company. The pro forma combined ratios assume that the merger occurred at the beginning of the applicable period.

                                                 TWELVE MONTHS ENDED
                                                      MARCH 31,                           YEAR ENDED DECEMBER 31
                                               ------------------------  ---------------------------------------------------------
                                                   1999                      1998
                                                 (COMBINED                 (COMBINED
                                                PRO FORMA)      1999      PRO FORMA)      1998       1997       1996       1995
                                               -------------  ---------  -------------  ---------  ---------  ---------  ---------
Ratio of earnings to combined fixed charges
  and preferred dividends:                            2.01         2.39         2.06         2.48       2.70       2.64       2.60


                                                 1994
                                               ---------
Ratio of earnings to combined fixed charges
  and preferred dividends:                          2.81

    For the purpose of calculating the ratio of earnings to fixed charges, "earnings" represent the aggregate of net income, taxes on income and fixed charges (less capitalized interest and preference security dividend requirements of consolidated subsidiaries). Earnings used in the calculation of the ratios of earnings to fixed charges include the allowance for funds used during construction. "Fixed charges" represent interest on short-term and long-term debt, the interest portion on capital leases representing that portion of rental expense deemed to be attributable to interest, and the tax-effected preference security dividend requirements of consolidated subsidiaries.

                       DESCRIPTION OF THE DEBT SECURITIES

GENERAL

    From time to time we may issue debt securities in one or more series as either senior securities ("senior debt securities") or subordinated securities ("subordinated debt securities"). The term "debt securities" refers to both the senior debt securities and the subordinated debt securities. Below is a description of the general terms of the debt securities. The particular terms of a series of debt securities will be described in a prospectus supplement.

    Senior debt securities will be issued under an indenture, as supplemented from time to time (the "senior indenture"), between Sierra Pacific and The Bank of New York, as trustee (the "senior indenture trustee"). Unless specified in a prospectus supplement, subordinated debt securities will be issued under an indenture, as supplemented from time to time (the "subordinated indenture"), between Sierra Pacific and The Bank of New York, as trustee (the "subordinated indenture trustee"). The term "indentures" refers to the senior indenture and the subordinated indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939.

    The indentures do not limit the amount of debt securities that we may issue, nor do they limit us or our subsidiaries from issuing any other unsecured debt.

    The senior debt securities will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to our other indebtedness to the extent described in a prospectus supplement. As a holding company, our cash flows and our ability to service our debt are dependent on the cash flows of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due under the debt securities. In addition, our two largest subsidiaries, Nevada Power and Sierra Pacific Power, are subject to regulation by state utility commissions which may impose limitations on the rate of return on equity or otherwise impact the amount of dividends which may be paid by those companies. Moreover, the articles of incorporation of both Nevada Power Company and Sierra Pacific Power Company contain restrictions on the payment of dividends on that subsidiary's common stock if there is currently a default in the payment of dividends on that company's preferred stock. Similarly, the terms of the bank credit facilities of Nevada Power Company and Sierra Pacific Power Company prohibit the payment of dividends on each company's common stock if that company is in default under its credit facility. As a result, the debt securities will be effectively subordinated to all indebtedness and other liabilities of our subsidiaries.

TERMS OF THE DEBT SECURITIES

    Each prospectus supplement will describe the terms of a series of debt securities, including:

    - the title and series designation;

    - the aggregate principal amount and authorized denominations of the debt securities;

    - the percentage of principal amount at which the debt securities will be issued;

    - the stated maturity date;

    - any fixed or variable interest rates or rates per annum;

    - the times at which any interest will be payable, the date or dates from which interest will accrue and the regular record dates for interest payments or the method for determining those dates;

    - the principal amount payable, whether at maturity or upon earlier acceleration, and whether the principal amount will be determined with reference to an index, formula or other method;

    - whether the debt securities are denominated or payable in United States dollars;

    - any sinking fund requirements;

    - any terms under which Sierra Pacific can redeem the debt securities;

    - any terms for repayment of principal amount at the option of the holder;

    - whether and under what circumstances Sierra Pacific will pay additional amounts ("Additional Amounts") under any debt securities to a person who is not a U.S. person for specified taxes, assessments or other governmental charges and whether Sierra Pacific has the option to redeem the affected debt securities rather than pay any Additional Amounts;

    - the form in which Sierra Pacific will issue the debt securities, whether registered, bearer or both, and any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of the debt securities in either form;

    - whether the debt securities will be issued in global form, and any terms and conditions under which interests the debt securities in global form may be exchanged for individual debt securities;

    - the minimum denominations;

    - the defeasance provisions, if any, that apply to the debt securities (other than those described herein);

    - the person to whom any interest on a registered security is payable, if that person is not the registered owner of the debt securities, or the manner in which any interest is payable on a bearer security if other than upon presentation of the coupons pertaining thereto, as the case may be;

    - any events of default or covenants not contained in the applicable indenture; and

    - any other specific terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

    Prospective purchasers of debt securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if applicable.

    The provisions of the indentures permit Sierra Pacific, without the consent of holders of any debt securities, to issue additional debt securities with terms different from those of debt securities previously issued and to reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

    Sierra Pacific will pay or deliver principal and any premium, Additional Amounts, and interest in the manner, at the places and subject to the restrictions described in the applicable indenture, the debt securities and the applicable prospectus supplement.

CONSOLIDATION, MERGER OR SALE

    The indentures permit Sierra Pacific to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of its assets, if the following conditions are satisfied:

    - no event of default would occur under the indentures as a result of such transaction;

    - any successor or acquiror assumes all of the obligations of Sierra Pacific under the indentures and the debt securities; and

    - the successor or acquiror is organized and existing under the laws of the United States of America or of any U.S. state.

    If a series of subordinated debt securities is held by a trust, any transaction referred to above would also have to be permitted under and not result in any breach of violation of the applicable trust agreement and guarantee.

MODIFICATION OF INDENTURES; WAIVER

    Each indenture may be modified or amended by Sierra Pacific and the applicable trustee without the consent of any holders with respect to matters contained in the indenture, including:

    - curing any ambiguity or correcting any inconsistency in the indenture;

    - to provide for uncertificated debt securities;

    - to establish the form or terms of debt securities of any series; or

    - to make any change that does not materially adversely affect the rights of any holder of a debt security.

    In addition, under each indenture, Sierra Pacific and the applicable trustee may change the rights of holders of a series of debt securities with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series. However, the following changes may be made only with the consent of each holder of any outstanding debt securities affected:

    - changing the stated maturity of those debt securities;

    - reducing the principal amount of a discount security payable upon declaration of acceleration;

    - reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon redemption;

    - changing the place or currency of any payment of principal or interest;

    - impairing the right to bring a suit for the enforcement of any payment on or with respect to those debt securities; and

    - modifying any of the foregoing requirements or reducing the percentage of holders of debt securities required to consent to any amendment or waiver of any covenant or past default.

    If a series of subordinated debt securities is held by a trust, no modification of the subordinated indenture may occur without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the trust's preferred securities.

    The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture and waive compliance by Sierra Pacific with the provisions of that indenture, except as described under "Events of Default."

EVENTS OF DEFAULT

    Each of the following will be an Event of Default with respect to each series of debt securities issued under each indenture:

    - default in the payment of any principal or premium, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

    - default in the payment of interest or Additional Amounts and the continuance of that default for a period of 30 days;

    - default with respect to any obligation to make payments to a sinking fund, when due (except when the failure to make payment when due results from mistake, oversight or transfer difficulties and does not continue for more than three business days);

    - default in the performance or breach of any other obligation contained in the applicable indenture or in the debt securities with respect to that series and continuance of the default for a period of 60 days after written notice as provided in the applicable indenture;

    - specified events of bankruptcy, insolvency or reorganization of Sierra Pacific which remain in effect for a period of sixty consecutive days; or

    - any other Event of Default provided in the applicable prospectus supplement.

    If a series of subordinated debt securities is held by a trust, it would also be an event of default if the trust dissolves, winds up or terminates, except in connection with:

    - the distribution of the subordinated debt securities to holders of preferred and common securities of the trust;

    - the redemption of all of the preferred and common securities of the trust; or

    - mergers, consolidations, conversions or amalgamations permitted by the declaration of trust.

    If an Event of Default with respect to debt securities of any series occurs and is continuing, the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare all amounts due and payable or deliverable immediately. Holders of a majority in principal amount of the outstanding debt securities of an affected series may rescind and annul a declaration of acceleration if Sierra Pacific deposits with the trustee enough money to cover all overdue amounts on the outstanding debt securities other than the amounts that would be due as a result of the acceleration.

    Holders of a majority in principal amount of the outstanding debt securities of an affected series (or if subordinated debt securities of an affected series are held by a trust, the holders of at least a majority in liquidation amount of the trust's preferred securities) may waive any past default or event of default of that series, except defaults or events of default regarding covenants that cannot be modified or amended without the consent of each holder of any outstanding debt securities affected (see "--Modification of Indentures; Waiver" below).

    Holders of debt securities may not enforce the applicable indentures or the relevant debt securities except as set forth in the applicable indenture. The trustee under an indenture may refuse to enforce the indenture on the applicable debt securities unless it receives indemnification satisfactory to it. Subject to limitations contained in the indentures, holders of a majority in principal amount of debt securities issued under an indenture may direct the trustee in its exercise of any power granted to it under the indenture.

    If the subordinated debt securities of any series are held by a trust, and a "declaration event of default" (as defined under "Description of Preferred Securities of the Trusts--Declaration Events of Default") has occurred and is attributable to the failure of Sierra Pacific to pay principal, premium, if any, or interest on, those subordinated debt securities, then each holder of the preferred securities of that trust may sue Sierra Pacific, or seek other remedies to force payment to that holder of an amount equal to the aggregate liquidation amount of the preferred securities held by that holder.

SPECIAL TERMS RELATING TO THE SUBORDINATED DEBT SECURITIES

    SUBORDINATION.

    If Sierra Pacific's assets are distributed upon dissolution, winding up, liquidation or reorganization, payments on subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture, to the prior payment in full of all senior indebtedness, including senior debt securities. If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of acceleration will be entitled to receive payment in full of all amounts due on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment on the subordinated debt securities. However, the obligation of Sierra Pacific to make payments on the subordinated debt securities will not be affected in any other manner. Sierra Pacific may not make any payment on subordinated debt securities at any time when there is a default in the payment or delivery of any amounts due on any senior indebtedness, including payment of any sinking fund. If, while there is a default on senior indebtedness, any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any subordinated debt securities before all senior indebtedness has been paid in full, that payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Holders of subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to the extent of payments made on senior indebtedness upon any distribution of assets in any proceeding in respect of subordinated debt securities.

    REDEMPTION.

    Unless otherwise indicated in the applicable prospectus supplement, subordinated debt securities will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable prospectus supplement, Sierra Pacific may, at its option, redeem the subordinated debt securities of any series in whole at any time or in part from time to time. Except as otherwise specified in the applicable prospectus supplement, the redemption price will be equal to the principal and any accrued and unpaid interest on the subordinated debt securities to the redemption date.

    Except as otherwise specified in the applicable prospectus supplement, if a subordinated debt security tax event (as defined below) shall occur and be continuing, Sierra Pacific may, at its option, redeem the subordinated debt securities in whole at any time within 90 days of the occurrence of the Subordinated Debt Security Tax Event, at a redemption price equal to 100% of the principal amount of the subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

    "Subordinated Debt Security Tax Event" means the receipt by Sierra Pacific of an opinion of counsel experienced in such matters to the effect that:

    - as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

    - as a result of any official administrative pronouncement or judicial decision interpreting or applying the laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the applicable series of subordinated debt securities, there is more than an insubstantial risk that interest payable by Sierra Pacific on the series of subordinated debt securities is not, or within 90 days of the date of the opinion will not be, deductible by Sierra Pacific, in whole or in part, for United States Federal income tax purposes.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of subordinated debt securities to be redeemed at its registered address. Unless Sierra Pacific defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on the subordinated debt securities or portions thereof called for redemption.

    If this prospectus is being delivered with the offering of a series of subordinated debt securities, the accompanying prospectus supplement will show the approximate amount of senior indebtedness outstanding as of a recent date.

    OPTION TO EXTEND INTEREST PAYMENT DATE

    If provided in the applicable prospectus supplement, Sierra Pacific will have the right at any time and from time to time during the term of any subordinated debt securities to defer payment of interest for the number of consecutive interest payment periods as may be specified in the applicable prospective supplement. No extension period may extend beyond the stated maturity date of subordinated debt securities. United States federal income tax consequences and special considerations applicable to the extension of interest payment dates will be described in the applicable prospectus supplement.

    RESTRICTIONS ON CERTAIN PAYMENTS

    Unless otherwise specified in the applicable Prospectus Supplement, Sierra Pacific will covenant, as to each series of subordinated debt securities, that it will not, and will not permit any of its subsidiaries to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Sierra Pacific's capital stock, or

    - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Sierra Pacific (including other subordinated debt securities) that rank PARI PASSU with or junior in interest to the subordinated debt securities of any subsidiary or any guarantee payments with respect to any guarantee by Sierra Pacific of the debt securities of any subsidiary, if such guarantee ranks PARI PASSU or junior in interest to the subordinated debt securities;

    if at that time:

    - there shall have occurred any event which Sierra Pacific has actual knowledge that with the giving of notice or the lapse of time, or both would cause an Event of Default under the subordinated indenture;

    - there is a default by Sierra Pacific relating to its payment of any obligations under a preferred securities guarantee; or

    - Sierra Pacific shall have given notice of its selection of an extension period under the subordinated indenture and shall not have rescinded the notice, or the extention period shall be continuing.

    The above covenants do not restrict the payment of dividends by Sierra Pacific Power Company or Nevada Power Company on their capital stock, nor do they restrict Sierra Pacific from paying:

    - dividends or distributions in common stock,

    - redemptions or purchases of any rights pursuant to any rights plan adopted by Sierra Pacific, or any successor to the rights plan, and the declaration of a dividend of the rights or the issuance of stock under the plan in the future,

    - payments under any guarantee, and

    - purchases of common stock related to the issuance of common stock under any of Sierra Pacific's benefit plans for its directors, officers or employees or under Sierra Pacific's Common Stock Investment Plan or any successor plan.

    OPTION TO CHANGE STATED MATURITY DATE

    If provided in the applicable prospectus supplement, Sierra Pacific shall have the right to:

    - change the maturity date of a series of subordinated debt securities and exchange those subordinated debt securities for preferred securities of the trust upon liquidation of the trust; or

    - extend the stated maturity of the subordinated debt securities;

provided that at the time of any change in the maturity date:

    - Sierra Pacific is not in bankruptcy, insolvent or in liquidation;

    - Sierra Pacific is not in default on the principal or interest on the subordinated debt securities;

    - the applicable trust is not in arrears on payments of distributions on its preferred securities;

    - the subordinated debt securities are rated not less than BBB--by Standard & Poor's Rating Services on Baa3 by Moody's Investors Service, Inc.; and

    - the extended maturity date is no later than the 49th anniversary of the initial issuance of the preferred securities of the applicable trust.

    In addition, if Sierra Pacific exercises its right to liquidate the trust and exchange subordinated debt securities for preferred securities of the trust, any changed stated maturity date cannot be earlier than five years after the issuance of the preferred securities and no later than thirty years after the issuance of the preferred securities.

SPECIAL TERMS RELATING TO THE SENIOR DEBT SECURITIES

    LIMITATIONS UPON LIENS ON STOCK OF RESTRICTED SUBSIDIARIES.

    Sierra Pacific will not, nor will it permit any "restricted subsidiary" to, create, issue, assume, guarantee or permit to exist any indebtedness for borrowed money secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any restricted subsidiary without effectively providing that the senior debt securities shall be secured equally and ratably with the indebtedness.

    The term "restricted subsidiary" is defined in the senior indenture as any operating subsidiary of Sierra Pacific that accounts for [10%] or more of the consolidated revenues and/or assets of Sierra Pacific.

    LIMITATIONS ON THE ISSUANCE OR DISPOSITION OF STOCK OF RESTRICTED
     SUBSIDIARIES.

    Sierra Pacific will not, nor will it permit any restricted subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any "capital stock" of any restricted subsidiary, except for:

    - the purpose of qualifying directors;

    - sales or other dispositions to Sierra Pacific or one or more restricted subsidiaries;

    - the disposition of all or any part of the capital stock of any restricted subsidiary for consideration which is at least equal to the fair value of the capital stock as determined by Sierra Pacific's board of directors (acting in good faith); or

    - an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of Sierra Pacific or any restricted subsidiary.

    The term "capital stock" is defined in the senior indenture as any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock.

DEFEASANCE

    The indentures provide Sierra Pacific with the option to discharge itself from (a) all obligations of the debt securities of a series (except for administrative obligations) or (b) compliance with the covenants of the indentures. To exercise either option Sierra Pacific must irrevocably deposit in trust with the indenture trustee money or obligations of, or guaranteed by, the United States sufficient to pay all of the principal of (including any mandatory redemption payments), premium, additional amounts and interest on the debt securities on the dates the payments are due. To exercise either option, Sierra Pacific is required to deliver to the indenture trustee an opinion of tax counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes. To exercise the option described in clause (a) above, the tax opinion must be based either on a ruling of the Internal Revenue Service or a change in the applicable Federal income tax law.

FORM, REGISTRATION, TRANSFER AND EXCHANGE

    Each series of debt securities will be issued in fully registered form without coupons or in bearer form with or without coupon. Unless the applicable prospectus supplement provides otherwise, registered senior debt securities will be issued in denominations of $1,000 or integral multiples thereof and senior debt securities issued in bearer form will be issued in the denomination of $5,000. Unless the applicable prospectus supplement provides otherwise, subordinated debt securities will be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. Each indenture provides that debt securities may be issued in global form. If any series of debt securities is issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

    Holders may present debt securities for exchange, and registered debt securities for transfer, in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. Holders may transfer senior debt securities in bearer form and the coupons, if any, appertaining to the senior debt securities will be transferrable by delivery. There will be no service charge for any registration of transfer of registered debt securities or exchange of debt securities, but Sierra Pacific may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any registration of transfer or exchange. Bearer securities will not be issued in exchange for registered securities.

    In the event of any redemption of debt securities of any series, Sierra Pacific will not be required to

    - register the transfer of or exchange debt securities of that series during a period of 15 days next preceding the selection of securities of the series to be redeemed;

    - register the transfer of or exchange any registered debt security called for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

    - exchange any bearer security called for redemption except, to the extent provided with respect to any series of debt securities and referred to in the applicable prospectus supplement, to exchange the bearer security for a registered debt security of like tenor and principal amount that is immediately surrendered for redemption.

GLOBAL SECURITIES

    The debt securities of each series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be named in an applicable prospectus supplement. A global security may be issued in either registered or bearer form and in either temporary or definitive form. A global debt security may not be transferred, except as a whole, among the depositary for such debt security and/or its nominees and/or successors. If any debt securities of a series are issuable as global securities, the applicable prospectus supplement will describe any circumstances when beneficial owners of interests in any global security may exchange those interests for definitive debt securities of like tenor and principal amount in any authorized form and denomination and the manner of payment of principal and interest on any global debt security.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities (other than bearer securities) on any interest payment date will be made to the person in whose name the debt securities are registered.

    Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium, additional amounts and interest on the debt securities (other than bearer securities) of a particular series will be payable at the office of the paying agents designated by Sierra Pacific. Unless otherwise indicated in the prospectus supplement, the principal corporate trust office of the applicable trustee in The City of New York will be designated as sole paying agent for payments with respect to debt securities of each series.

    All moneys paid by Sierra Pacific to a paying agent or the trustee for the payment of the principal, premium additional amounts or interest on a debt security which remains unclaimed at the end of one year will be repaid to Sierra Pacific, and the holder of the debt security thereafter may look only to Sierra Pacific for payment thereof.

GOVERNING LAW

    The indentures and debt securities will be governed by and construed under
the laws of [the State of             ].

             DESCRIPTION OF THE PREFERRED SECURITIES OF THE TRUSTS

GENERAL

    The preferred securities of each trust will be issued under the terms of its declaration. Each declaration will be qualified as an indenture under the Trust Indenture Act. The property trustee of each trust, The Bank of New York, will act as trustee for the preferred securities under each declaration for purposes of compliance with the provisions of the Trust Indenture Act. The following summary of the material terms and provisions of the preferred securities of each trust is not complete and is subject to, and qualified in its entirety by reference to, the declarations, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part, the Delaware Business Trust Act and the Trust Indenture Act.

    Each declaration authorizes the administrative trustees of each trust to issue its Trust Securities, which represent undivided beneficial ownership interests in the assets of the respective trusts. The proceeds from the sale of Trust Securities will be used by a trust to purchase a series of subordinated debt securities issued by Sierra Pacific. The subordinated debt securities purchased by a trust will be held by the trust's property trustee for the benefit of the holders of its Trust Securities.

    The declarations do not permit the trusts to:

    - acquire any assets other than subordinated debt securities issued by Sierra Pacific;

    - issue any securities other than Trust Securities; or

    - incur any indebtedness.

    The payment of distributions out of money held by the trusts, and payments out of money held by the trusts upon redemption of preferred securities or liquidation of the trusts, are guaranteed by Sierra Pacific to the extent described under "Description of Preferred Securities Guarantee."

    Each preferred securities guarantee will be held by The Bank of New York, the guarantee trustee, for the benefit of the holders of preferred securities of each trust. A preferred securities guarantee does not cover payment of distributions when a trust does not have sufficient available funds to pay such distributions.

    The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of a trust's preferred securities, including:

    - the name of the preferred securities;

    - the dollar amount and number of securities issued;

    - any provision relating to deferral of distribution payments;

    - the annual distribution rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

    - the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities shall be purchased or redeemed, in whole or in part;

    - the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the preferred securities;

    - the voting rights, if any, of holders of the preferred securities;

    - any securities exchange on which the preferred securities will be listed;

    - whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates; and

    - any other relevant rights, preferences, privileges, limitations or restrictions of such preferred securities.

    Each prospectus supplement will describe United States Federal income tax considerations applicable to the purchase, holding and disposition of the preferred securities covered by that prospectus supplement.

DISTRIBUTIONS

    Distributions on the preferred securities will be cumulative, will accumulate from the date of original issuance unless otherwise specified in the applicable prospectus supplement and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day (as defined below), payment of the distribution payable on that date will be made on the next succeeding day that is a Business Day. If the next succeeding day that is a Business Day is in the next succeeding calendar year, payment of a distribution shall be made on the immediately preceding Business Day. A "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the subordinated indenture trustee is closed for business.

    Distributions on the preferred securities of a trust will be made to the extent that the trust has funds available for the payment of the distributions in the property account. Amounts available to a trust for distribution to the holders of its preferred securities will be limited to payments received by the trust from Sierra Pacific with respect to subordinated debt securities from Sierra Pacific on Sierra Pacific's guarantee on the preferred securities as described in this prospectus.

    If provided in the applicable prospectus supplement, Sierra Pacific has the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of subordinated debt securities issued to a trust for a period which will be specified in the prospectus supplement (each an "extension period"). No extension period may extend beyond the stated maturity of the subordinated debt securities. As a consequence of any extension, distributions on the preferred securities would be deferred (but would continue to accumulate additional distributions thereon at the rate per annum shown in the prospectus supplement) during any extension period. During an extension period Sierra Pacific may not, and may not permit any of its subsidiaries to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock other than cash dividends paid by Sierra Pacific Power Company and Nevada Power Company to Sierra Pacific,

    - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank PARI PASSU with or junior in interest to the subordinated debt securities, or

    - make any guarantee payments with respect to any guarantee by Sierra Pacific of debt securities of any subsidiary of Sierra Pacific if the guarantee ranks PARI PASSU or junior in interest to the subordinated debt securities.

MANDATORY REDEMPTION

    Upon the repayment or redemption, in whole or in part, of any subordinated debt securities issued to a trust, whether at maturity or upon earlier redemption as provided in the subordinated indenture, the proceeds from the repayment or redemption shall be applied by the property trustee to redeem a like amount of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "redemption price") equal to the aggregate liquidation amount of the Trust Securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by Sierra Pacific upon the concurrent redemption of the subordinated debt securities. See "Description of Debt Securities--Redemption."

    If less than all of any series of subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from that repayment or redemption shall be allocated to the redemption PRO RATA among the related preferred securities and the common securities. The amount of premium, if any, paid by Sierra Pacific upon the redemption of all or any part of any series of subordinated debt securities to be repaid or redeemed on a redemption date shall be allocated to the redemption PRO RATA among the related preferred securities and the common securities.

    Sierra Pacific will have the right to redeem any series of subordinated debt securities:

    - in whole at any time or in part from time to time, subject to the conditions described under "Description of Debt Securities--Redemption,"

    - at any time, in whole (but not in part), upon the occurrence of a Trust Tax Event or an Trust Investment Company Event (each as defined below), or

    - as may be otherwise specified in the applicable prospectus supplement.

TRUST SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a "Trust Tax Event" or a "Trust Investment Company Event" (each as defined below, and each, a "Trust Special Event") shall occur and be continuing, the administrative trustees of each trust shall, within 90 days following the occurrence of the Trust Special Event elect to either:

    - dissolve the trust upon not less than 30 nor more than 60 days notice with the result that, after satisfaction of creditors of the trust, if any, subordinated debt securities held by the trust would be distributed on a pro rata basis to the holders of the Trust Securities in liquidation of the holders' interests in the trust; PROVIDED, HOWEVER, that if at the time there is available to the trust the opportunity to eliminate, within the 90-day period, the Trust Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of Sierra Pacific has or will cause no adverse effect on the trust, Sierra Pacific or the holders of the Trust Securities and will involve no material cost, the trust will pursue that measure in lieu of dissolution; or

    - cause the preferred securities of the trust to remain outstanding, provided that, Sierra Pacific shall pay any and all expenses incurred by or payable by the trust attributable to the Trust Special Event.

    Furthermore, if in the case of the occurrence of a Trust Tax Event, the administrative trustees have received an opinion of nationally recognized independent tax counsel experienced in these matters that there is more than an insubstantial risk that interest payable with respect to the subordinated debt securities issued by Sierra Pacific is not, or will not be, deductible by Sierra Pacific for United States Federal income tax purposes even if the subordinated debt securities were distributed to the holders of Trust Securities as described above, then Sierra Pacific shall have the right, within 90 days following the occurrence of the Trust Tax Event, to redeem the subordinated debt securities in whole, but not in part, for cash upon not less than 30 nor more than 60 days notice and promptly following any redemption, the Trust Securities will be redeemed by the trust at the redemption price.

    "Trust Tax Event" means that Sierra Pacific shall have requested and received and shall have delivered to the administrative trustees an opinion of nationally recognized independent tax counsel experienced in these matters to the effect that there has been:

    - an amendment to, change in or announced proposed change in the laws, or any regulations under those laws of the United States or any political subdivision or taxing authority of that jurisdiction,

    - a judicial decision interpreting, applying, or clarifying these laws or regulations,

    - an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making the administrative pronouncement or taking any action, or

    - a threatened challenge asserted in connection with an audit of Sierra Pacific or the trusts, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the subordinated debt securities or the preferred securities, which amendment or change is adopted or which proposed change, decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this prospectus (collectively a "Tax Action"), which tax action relates to any of the items described in (1) through (3) below, and that following the occurrence of any Tax Action there is more than an insubstantial risk that:

    (1) the trusts are, or will be, subject to United States Federal income tax with respect to income accrued or received on the subordinated debt securities,

    (2) the trusts are, or will be, subject to more than a minimal amount of other taxes, duties or other governmental charges or

    (3) interest payable by Sierra Pacific with respect to the subordinated debt securities issued to the trusts is not, or will not be, deductible by Sierra Pacific for United States Federal income tax purposes.

    "Trust Investment Company Event" means that Sierra Pacific shall have requested and received and shall have delivered to the administrative trustees an opinion of nationally recognized independent legal counsel experienced in these matters to the effect that as a result of the occurrence on or after the date of this prospectus of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), the trusts are or will be considered investment companies which are required to be registered under the Investment Company Act.

    If subordinated debt securities are distributed to the holders of preferred securities, Sierra Pacific will use its best efforts to cause the subordinated debt securities to be listed on the NYSE or on any other national securities exchange or similar organization as the preferred securities are then listed or quoted.

    On the date fixed for any distribution of subordinated debt securities, upon dissolution of a trust,

    - the Trust Securities of the trust will no longer be deemed to be outstanding, and

    - certificates representing the Trust Securities will be deemed to represent the subordinated debt securities having a liquidation preference equal to the stated liquidation amount of the Trust Securities until the certificates are presented to Sierra Pacific or its agent for transfer or reissuance.

    If a dissolution and liquidation of the trusts were to occur, subordinated debt securities which an investor may subsequently receive on dissolution and liquidation of the trusts may trade at a discount to the price of the preferred securities exchanged.

REDEMPTION PROCEDURES

    The trusts may not redeem fewer than all of their outstanding preferred securities unless all accumulated and unpaid distributions have been paid on all of their preferred securities for all quarterly distribution periods terminating on or before the date of redemption.

    If a trust gives a notice of redemption of its preferred securities, which notice will be irrevocable, and if Sierra Pacific has paid to the property trustee a sufficient amount of cash in connection with the related redemption of the subordinated debt securities held by the trust, then, by 12:00 noon, New York City time, on the redemption date, the trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book entry certificates and will give DTC irrevocable instructions and authority to pay the redemption amount to holders of the preferred securities. See "Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds are deposited as required, then upon the date of deposit, all rights of holders of any preferred securities called for redemption in this manner will cease, except the right of the holders of those preferred securities to receive the redemption price, without interest. In the event that any date fixed for redemption of the preferred securities is not a Business Day, then payment of the amount payable on that date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the amount payable subject to delay, except that, if the next succeeding day that is a Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of the preferred securities is improperly withheld or refused and not paid either by the trust or by Sierra Pacific under the applicable trust guarantee described under "Description of the Preferred Securities Guarantee," distributions on the preferred securities will continue to accumulate from the original redemption date to the date of payment.

    In the event that fewer than all of the outstanding preferred securities are to be redeemed, the preferred securities will be redeemed in accordance with the procedures of DTC. See "--Book-Entry Only Issuance--The Depository Trust Company". In the event that the Preferred Securities do not remain in book-entry only form and fewer than all of the outstanding preferred securities are to be redeemed, the preferred securities shall be redeemed on a pro rata basis or pursuant to the rules of any securities exchange on which the preferred securities are listed.

    Subject to the foregoing and applicable law, including United States Federal securities laws, Sierra Pacific or its subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    If there is a voluntary or involuntary liquidation, dissolution, winding-up or termination of a trust, the holders of the preferred securities of that trust will be entitled to receive out of the assets of the trust, after satisfaction of liabilities to creditors, distributions in cash or other immediately available funds in an amount equal to the aggregate of the stated liquidation amount per preferred security plus accumulated and unpaid distributions to the date of payment, unless, in connection with the trust's liquidation, subordinated debt securities have been distributed on a pro rata basis to the holders of its Trust Securities.

    If, upon any trust's liquidation, the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its preferred securities shall be paid on a pro rata basis. The holders of the common securities of the trust will be entitled to receive distributions upon liquidation pro rata with the holders of the preferred securities, except in the limited circumstances described below under "--Subordination of the Common Securities".

    Each trust shall dissolve:

    - upon the bankruptcy of Sierra Pacific,

    - upon the filing of a certificate of dissolution or the equivalent with respect to Sierra Pacific, dissolution of the trust after having obtained the consent of at least a majority in liquidation amount of the trust's securities, voting together as a single class, or the revocation of Sierra Pacific's certificate of incorporation, and the expiration of 90 days after the date of revocation without reinstatement,

    - upon the distribution of all of the subordinated debt securities upon the occurrence of a Trust Special Event,

    - upon the entry of a decree of a judicial dissolution of Sierra Pacific or the applicable trust, or

    - upon the redemption of all the applicable Trust Securities.

SUBORDINATION OF THE COMMON SECURITIES

    Payment of amounts upon liquidation of a trust's Trust Securities shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that upon:

    - the occurrence of an event of default by Sierra Pacific in respect of subordinated debt securities, or

    - default by Sierra Pacific on any of its obligations under any guarantee described in this prospectus,

the holders of the affected trust's preferred securities will have a preference over the holders of the trust's common securities with respect to payments upon liquidation of the trust.

    In the case of any event of default by Sierra Pacific in respect of subordinated debt securities, the holder of the common securities will be deemed to have waived any right in connection with the event of default until the event of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until all events of default with respect to the preferred securities have been cured in this manner, waived or otherwise eliminated, the property trustee of the trust shall act solely on behalf of the holders of the trust's preferred securities and not on behalf of the holder of the common securities, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

AMENDMENT OF DECLARATIONS

    Each declaration may be modified and amended if approved and executed by the administrative trustees of a trust, except that:

    - no amendment shall be made, and any purported amendment shall be void and ineffective, to the extent the result thereof would be to:

     (1) cause a trust to fail to be classified for the purposes of United States Federal income taxation as a grantor trust;

     (2) affect the powers or the rights of the property trustee or the Delaware trustee of a trust without their written consent; or

     (3) cause a trust to be deemed an "investment company" which is required to be registered under the Investment Company Act;

    - at the time after a trust has issued any securities which remain outstanding, any amendment which would materially adversely affect the rights, privileges or preferences of any holder of the securities may be effected only with the additional requirements as may be set forth in the terms of the securities of a trust;

    - provisions in the declarations regarding the transferability of the common securities of a trust and regarding the amendment of the declarations cannot be amended without the consent of all of the holders of the securities of a trust;

    - provisions in the declarations regarding Sierra Pacific cannot be amended without Sierra Pacific's consent; and

    - Sierra Pacific's rights to increase or decrease the number of, and appoint and remove, trustees of a trust shall not be amended without Sierra Pacific's consent.

    Notwithstanding the foregoing, each declaration may be amended from time to time by the holders of a majority in liquidation amount of the common securities of the trust and its property trustee, without the consent of the holders of the preferred securities, to:

    - cure any ambiguity;

    - correct or supplement any provision in a declaration that may be defective or inconsistent with any other provision in that declaration or to make any other provisions with respect to matters or questions arising under a declaration, which shall not be inconsistent with the other provisions of the declaration;

    - add to the covenants, restrictions or obligations of Sierra Pacific;

    - ensure the applicable trust's classification as a grantor trust for United States Federal income tax purposes and conform to any change in the Investment Company Act, the Trust Indenture Act or the rules or regulations under either law; and

    - to modify, eliminate or add to any provisions of a declaration to the extent necessary to ensure that the applicable trust will not be required to register as an "investment company" under the Investment Company Act.

VOTING RIGHTS

    Except as provided below and under "Description of Preferred Securities Guarantee-- Amendments and Assignment" and as otherwise required by law and the declarations, the holders of the preferred securities of the trusts will have no voting rights.

    The holders of a majority in aggregate liquidation amount of the preferred securities of each trust have the right to:

    - direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the trust; or

    - direct the exercise of the power conferred upon the property trustee under the trust's declaration, including the right to direct the property trustee, as the holder of a series of subordinated debt securities, to

     (a) exercise the remedies available under the subordinated indenture with respect to the subordinated debt securities;

     (b) waive any event of default under the subordinated indenture that is waivable;

     (c) cancel an acceleration of the principal of the subordinated debt securities; or

     (d) consent to any amendment, modification or termination of the subordinated indenture or the subordinated debt securities where consent shall be required.

However, if the subordinated indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of subordinated debt securities with respect to any waiver or consent, then the property trustee for the series must get approval of the holders of the super-majority in liquidation amount of the series of preferred securities.

    In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of the action, the trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

    The property trustee of a trust will notify all preferred securities holders of any notice received from the subordinated indenture trustee with respect to the subordinated debt securities held by the trust.

    Any required approval or direction of holders of preferred securities of a trust may be given at a separate meeting of holders of the preferred securities of the trust convened for that purpose, at a meeting of all of the holders of Trust Securities or through written consent.

    If a vote of preferred securities holders is taken or a consent is obtained, any preferred securities that are owned by Sierra Pacific or any of its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means:

    - Sierra Pacific and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of preferred securities; and

    - any preferred securities owned by Sierra Pacific or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

DECLARATION EVENTS OF DEFAULT

    Any one of the following events constitutes an "event of default" under the declarations with respect to the preferred securities issued thereunder:

    - the occurrence of an event of default under the subordinated indenture (see "Description of Debt Securities--Events of Default");

    - a default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

    - a default by the property trustee in the payment of the redemption price of any Trust Security when it becomes due and payable;

    - default in the performance or breach, in any material respect, of any covenant or warranty of the administrative trustees, and continuation of the default or breach for a period of 60 days after appropriate written notice under the declaration; or

    - the occurrence of events of bankruptcy or insolvency with respect to the property trustee and the failure by Sierra Pacific to appoint a successor property trustee within 60 days thereof.

    Sierra Pacific and the administrative trustees of each trust must file annually with the property trustee of each trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the applicable declaration.

    Upon the occurrence of an event of default under a declaration, the property trustee, as the sole holder of the subordinated debt securities held by the applicable trust, will have the right under the subordinated indenture to declare the principal of, premium, if any, and interest on the subordinated debt securities to be immediately due and payable.

    If the property trustee fails to enforce its rights under the terms of the applicable subordinated debt securities after a holder of preferred securities has made a written request, the holder may, to the extent permitted by applicable law, sue Sierra Pacific, or seek other remedies, to enforce the property trustee's rights under the subordinated indenture without first instituting a legal proceeding against the property trustee, the trust or any other person or entity.

    If Sierra Pacific fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities issued by the affected trust may directly sue Sierra Pacific or seek other remedies, to collect its pro rata share of payments owed.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUSTS

    Neither trust may consolidate, amalgamate, convert into, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution". Each trust may, with the consent of a majority of the administrative trustees of the trust and without the consent of the holders of the Trust Securities, the property trustee or the Delaware trustee consolidate, amalgamate, convert into, merge with or into, or be replaced by a new trust organized under the laws of any State of the United States; provided, that:

    - if the trust is not the surviving entity, the successor entity either:

      - substitutes for the preferred securities other securities having substantially the same terms as the preferred securities (the "successor securities"), so long as the successor securities rank the same as the trust securities with respect to distributions, assets and payments; or

      - expressly assumes all of the obligations of the trust under the Trust Securities, and

    - Sierra Pacific expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the property trustee;

    - the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed or quoted;

    - any merger, consolidation, amalgamation, conversion or replacement does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

    - any merger, consolidation, amalgamation, conversion or replacement does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect;

    - the successor entity has a purpose substantially identical to that of the trust;

    - Sierra Pacific guarantees the obligations of the successor entity under the successor securities to the same extent as provided by the trust guarantee; and

    - before any merger, consolidation, amalgamations, conversion or replacement, Sierra Pacific has received an opinion of a nationally recognized independent counsel to the trust experienced in these matters to the effect that:

      - any merger, consolidation, amalgamations, conversion or replacement will not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

      - following any merger, consolidation, amalgamations, conversion or replacement, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

      - following any merger, consolidation, amalgamations, conversion or replacement, the trust, or any successor trust, will not be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

Notwithstanding the foregoing, each trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities of the trust, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, conversion, merge with or into, or replace it, if any consolidation, amalgamation, conversion, merger or replacement would cause the trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for United States Federal income tax purposes.

REMOVAL AND REPLACEMENT OF TRUSTEES

    Only the holder of a trust's common securities has the right to remove or replace the trustees of the applicable trust. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee under the provisions of the applicable declaration.

REGISTRAR, TRANSFER AGENT, AND PAYING AGENT

    Unless otherwise specified in the applicable prospectus supplement, the property trustee of a trust will act as registrar, transfer agent and paying agent for the preferred securities of the trust.

    Registration of transfers of the preferred securities of a trust will be effected without charge by or on behalf of the trust, but upon payment and with the giving of any indemnity as the trust or Sierra Pacific may require, in respect of any tax or other government charges which may be imposed in relation to it.

    The trusts will not be required to register or cause to be registered the transfer of their preferred securities after the preferred securities have been called for redemption.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    DESCRIPTION OF THE GLOBAL CERTIFICATES.

    DTC will act as securities depository for the preferred securities and, to the extent distributed to the holders of the preferred securities, the subordinated debt securities held by a trust. The preferred securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates, representing the total aggregate number of preferred securities, will be issued and will be deposited with DTC.

    DTC PROCEDURES.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

    Purchases of preferred securities within the DTC system must be made by or through participants, which will receive a credit for the preferred securities on DTC's records. The ownership interest of each beneficial owner of preferred securities is in turn to be recorded on the participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants or indirect participants through which the beneficial owners purchased preferred securities. Transfers of ownership interests in preferred securities are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the preferred securities, except in the event that use of the book-entry system for the preferred securities is discontinued.

    DTC has no knowledge of the actual beneficial owners of preferred securities; DTC's records reflect only the identity of the participants to whose accounts the preferred securities are credited, which may or may not be the beneficial owners. The participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the preferred securities being represented for all purposes under the declarations. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the declarations.

    DTC has advised Sierra Pacific that it will take any action permitted to be taken by a holder of preferred securities, including the presentation of preferred securities for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the global certificates are credited and only in respect of the portion of the aggregate liquidation amount of the preferred securities as to which the participant or participants has or have given the direction. Also, if there is an event of default under the declarations, DTC will exchange the global certificates for certificated securities, which it will distribute to its participants in accordance with its customary procedures.

    Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of preferred securities held in book-entry form will be sent to Cede & Co. If less than all of the preferred securities are being redeemed, DTC will determine the amount of the interest of each participant to be redeemed in accordance with its procedures.

    Although voting with respect to preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuing trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those participants to whose accounts the preferred securities are allocated on the record date identified in a listing attached to the omnibus proxy.

    Distributions on the preferred securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participants and indirect participants and not of DTC, the trusts or Sierra Pacific, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of any distributions to DTC is the responsibility of the trusts, disbursement of those payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owners is the responsibility of participants and indirect participants.

    Except as described in the applicable prospectus supplement, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the preferred securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the preferred securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants of DTC, DTC is under no obligation to perform or continue to perform the procedures, and the procedures may be discontinued at any time. Neither Sierra Pacific nor the trusts will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the preferred securities at any time by giving notice to the issuing trusts. If a successor securities depository is not obtained, preferred securities certificates are required to be printed and delivered to the property trustee. Additionally, each trust, with the consent of Sierra Pacific, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depository. In that event, certificates for preferred securities will be printed and delivered to the property trustee. In each of the above circumstances, Sierra Pacific will appoint a paying agent with respect to the preferred securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global preferred securities as represented by a global certificate.

    The information in this section concerning DTC and DTC's system has been obtained from sources that Sierra Pacific believes to be reliable, but Sierra Pacific takes no responsibility for the accuracy of the information.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The property trustee of each trust, before the occurrence of a default with respect to a trust's securities, undertakes to perform only the duties as are specifically set forth in the trust' declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Otherwise, the property trustee is under no obligation to exercise any of the powers vested in it by a trust's declaration at the request of any holder of the trust's preferred securities, unless offered reasonable indemnity satisfactory to the property trustee by the holder against the costs, expenses and liabilities which might be incurred in connection with the exercise of any powers.

GOVERNING LAW

    The declarations and the preferred securities issued by the trusts will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The administrative trustees of a trust are authorized and directed to conduct the affairs of and to operate the trust in a way that the trust will not be deemed to be an investment company required to be registered under the Investment Company Act or characterized as other than a grantor trust for United States Federal income tax purposes. In this connection, the administrative trustees of a trust are authorized to take any action, not inconsistent with applicable law, the trust's certificate of trust or its declaration that the administrative trustees determine in their discretion to be necessary or desirable for those purposes as long as the action does not adversely affect the interests of the holders of the preferred securities.

    Holders of the preferred securities of the trust will have no preemptive or similar rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by Sierra Pacific for the benefit of the holders of the preferred securities of a trust. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the preferred securities guarantees, which are filed as an exhibit to the registration statement of which this prospectus is a part. Each preferred securities guarantee incorporates by reference the terms of, and will be qualified as an indenture under, the Trust Indenture Act. The Bank of New York will act as the trustee under each preferred securities guarantee ("guarantee trustee") and will hold the preferred securities guarantees for the respective benefit of the holders of the preferred securities.

GENERAL

    Under each preferred securities guarantee, Sierra Pacific will irrevocably agree, on a subordinated basis and to the extent set forth in each preferred securities guarantee, to pay in full to the holders of the preferred securities of the trust, except to the extent paid by the trusts, as and when due, regardless of any defense, right of set off or counterclaim which a trust may have or assert, the following payments (the "guarantee payments"), without duplication:

    - any accumulated and unpaid distributions on the preferred securities of a trust to the extent the trust has funds available for distribution;

    - the redemption price with respect to any preferred securities called for redemption by the trust, to the extent the trust has funds available for payment; and

    - upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of subordinated debt securities to the holders of the preferred securities or the redemption of all of the preferred securities, the lesser of:

      - the aggregate of the liquidation amount and all accumulated and unpaid distributions on the preferred securities, and

      - the amount of assets of the trust remaining available for distribution to holders of the preferred securities upon the liquidation of the trust.

Sierra Pacific's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Sierra Pacific to the holders of the preferred securities or by causing the trust to pay these amounts to holders.

    Each preferred securities guarantee will be a guarantee on a subordinated basis with respect to the preferred securities of a trust but will only apply to any payment of distributions or the redemption price, or to payments upon the dissolution, winding-up or termination of a trust, to the extent the trust shall have funds available. If Sierra Pacific fails to make payments on the subordinated debt securities held by a trust, the trust would lack available funds for the payment of distributions or amounts payable on redemption of its preferred securities, and in that event holders of the preferred securities would not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, holders of the preferred securities will have the remedies described under "Description of the Preferred Securities--Declaration Events of Default", including the right to direct the guarantee trustee to enforce the restriction of payments by Sierra Pacific and its subsidiaries on its capital stock. See "--Events of Default" below.

    The preferred securities guarantees, when taken together with Sierra Pacific's obligations under the declarations of trust, the subordinated indenture, subordinated debt securities, and the expense agreement (see below), constitute a guarantee to the extent set forth in this prospectus by Sierra Pacific of the distribution, redemption and liquidation payments payable to the holders of the preferred securities of the trusts. No single document executed by Sierra Pacific in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities.

EVENTS OF DEFAULT

    It shall be an event of default under a preferred securities guarantees if Sierra Pacific fails to perform any of its payment or other obligations set forth in the preferred securities guarantee.

    The holders of a majority in liquidation amount of the preferred securities of a trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any power conferred upon the guarantee trustee under the preferred securities guarantee applicable to the trust. If the guarantee trustee fails to enforce its rights under a preferred securities guarantee after a holder of the preferred securities has made a written request, the holder may institute a legal proceeding directly against Sierra Pacific to enforce the guarantee trustee's rights under that preferred securities guarantee, without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity. If Sierra Pacific has failed to make a guarantee payment under a preferred securities guarantee, a holder of the preferred securities may directly institute a proceeding in the holder's own name against Sierra Pacific for enforcement of the preferred securities guarantee for payment.

STATUS OF THE PREFERRED SECURITIES GUARANTEES; SUBORDINATION

    The preferred securities guarantees will constitute an unsecured obligation of Sierra Pacific and will rank subordinate and junior in right of payment to all senior indebtedness of Sierra Pacific. Sierra Pacific is a non-operating holding company and substantially all of its operating assets are owned by its subsidiaries. Sierra Pacific relies primarily on dividends from its subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt and corporate expenses. Accordingly, the guarantees will be effectively subordinated to all existing and future liabilities of Sierra Pacific's subsidiaries. Except as otherwise provided in the applicable prospectus supplement, there is no limit on the incurrence or issuance of other secured or unsecured debt by Sierra Pacific or its subsidiaries. Holders of guarantees should look only to the assets of Sierra Pacific for payments of principal, interest and premium, if any.

    The preferred securities guarantees will rank PARI PASSU with all other guarantees issued by Sierra Pacific.

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of preferred securities, in which case no vote will be required, a preferred securities guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding preferred securities of the affected trust. The manner of obtaining any approval of holders of the preferred securities will be as set forth under "Description of the Preferred Securities of the Trusts--Voting Rights." All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Sierra Pacific and shall inure to the benefit of the holders of the preferred securities of the applicable trust then outstanding. Except in connection with the permitted merger or consolidation of Sierra Pacific with or into another entity or permitted sale, transfer or lease of Sierra Pacific's assets to another entity in which the surviving corporation, if other than Sierra Pacific, assumes Sierra Pacific's obligations under the preferred securities guarantees, Sierra Pacific may not assign its rights or delegate its obligations under the preferred securities guarantees without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the preferred securities then outstanding.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

    A preferred securities guarantee will terminate as to each holder of the preferred securities of the applicable trust upon:

    - full payment of the redemption price of all the preferred securities,

    - distribution of the subordinated debt securities held by the trust to the holders of the preferred securities, or

    - full payment of the amounts payable under the declaration upon liquidation of the trust.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The guarantee trustee of each trust, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only those duties as are specifically set forth in a preferred securities guarantee and, after default with respect to the preferred securities guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in connection with the exercise of those powers.

GOVERNING LAW

    The preferred securities guarantees will be governed by, and construed
under, the internal laws of the State of             .

THE EXPENSE AGREEMENT

    Under an expense agreement entered into by Sierra Pacific under each trust agreement, Sierra Pacific will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the trust's preferred securities the amounts due pursuant to the terms of the preferred securities.

    RELATIONSHIP AMONG PREFERRED SECURITIES, PREFERRED SECURITIES GUARANTEES
              AND SUBORDINATED DEBT SECURITIES HELD BY THE TRUSTS

    Payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by Sierra Pacific to the extent described under "Description of Preferred Securities Guarantees." No single document executed by Sierra Pacific in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of Sierra Pacific's obligations under a preferred securities guarantees, the declaration, subordinated indenture and subordinated debt securities that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations with respect to its preferred securities.

    As long as Sierra Pacific makes payments of interest and other payments when due on the subordinated debt securities held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by the trust, primarily because:

    - the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the preferred and common securities of the trust;

    - the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and any distribution and other payment dates for the preferred securities;

    - Sierra Pacific will pay for any and all costs, expenses and liabilities of the trust except for the trust's obligations under its preferred securities (and Sierra Pacific has agreed to guarantee the payments); and

    - the declaration provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

    If and to the extent that Sierra Pacific does not make payments on subordinated debt securities held by a trust, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, holders of the preferred securities will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, holders of the preferred securities may directly sue Sierra Pacific or seek other remedies to collect their pro rata share of payments owed. If a holder of preferred securities sues Sierra Pacific to collect payment, then Sierra Pacific will assume the holders rights as a holder of preferred securities under the applicable trust's declaration to the extent Sierra Pacific makes a payment to the holder of preferred securities in any legal action.

    A holder of any preferred security may sue Sierra Pacific, or seek other remedies, to enforce its rights under a preferred securities guarantee without first suing the guarantee trustee, the applicable trust or any other person or entity.

                              PLAN OF DISTRIBUTION

    Sierra Pacific may sell the senior debt securities or subordinated debt securities and the trusts may sell their preferred securities being offered hereby in one or more of the following ways from time to time:

    - to underwriters for resale to the public or to institutional investors;

    - directly to institutional investors;

    - directly to agents;

    - through agents to the public or to institutional investors; or

    - if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

    The prospectus supplements will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to Sierra Pacific or the trusts, as the case may be, from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

    If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale.

    Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

    If a dealer is utilized in the sale of securities, Sierra Pacific or the trusts will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

    Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing agreement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for Sierra Pacific. Any remarketing firm will be identified and the terms of its agreement, if any, with Sierra Pacific and its compensation will be described in the prospectus supplement.

    Underwriters, agents, dealers and remarketing firms may be entitled under agreements entered into with Sierra Pacific and/or the trusts to indemnification by Sierra Pacific and/or the trusts against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters, agents, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for Sierra Pacific and its subsidiaries and affiliates in the ordinary course of business.

    Each series of securities will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold by Sierra Pacific or by the trusts for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information on Sierra Pacific, the trust and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

    The SEC allows us to incorporate by reference the information we file with them, which means:

    - incorporated documents are considered part of the prospectus;

    - we can disclose important information to you by referring you to those documents; and

    - information that we file with the SEC will automatically update and supersede this incorporated information.

    We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

    - our annual report on Form 10-K for the year ended December 31, 1998;

    - our quarterly report on Form 10-Q for the quarter ended March 31, 1999;

    - our current report on Form 8-K dated July   , 1999;

    - Nevada Power's annual report on Form 10-K for the year ended December 31, 1998; and

    - Nevada Power's quarterly report on Form 10-Q for the quarter-ended March 31, 1999.

    We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before effectiveness of the registration statement:

    - reports filed under Sections 13(a) and (c) of the Exchange Act;

    - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

    - any reports filed under Section 15(d) of the Exchange Act.

    You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

    You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

    You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Assistant Treasurer, Sierra Pacific Resources, P.O. Box 30150 (6100 Neil Road), Reno Nevada 89520-3150, Telephone: (775) 834-4358.

                                 LEGAL OPINIONS

    Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for Sierra Pacific and the trusts by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts, counsel to Sierra Pacific, and for the trusts and Sierra Pacific by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts and Sierra Pacific. Matters of local law will be passed upon as to the State of Nevada by Woodburn and Wedge, Reno, Nevada. Legal matters in connection with the offered securities will be passed upon for the underwriter(s), dealer(s) or agent(s) by Ropes & Gray, Boston, Massachusetts.

                                    EXPERTS

    The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Sierra Pacific's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    With respect to the unaudited interim financial information of Sierra Pacific, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in Sierra Pacific's Quarterly Report on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

    The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Nevada Power's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                                  $500,000,000

                                     [LOGO]

                                DEBT SECURITIES
                          OF SIERRA PACIFIC RESOURCES

                           TRUST PREFERRED SECURITIES
                                       OF
                         SIERRA PACIFIC CAPITAL TRUST I
                        SIERRA PACIFIC CAPITAL TRUST II

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                        , 1999

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this Registration Statement.

SEC Registration Fee............................................................  $  139,000
Blue sky fees and expenses (including legal fees)...............................  [ 10,000*]
Legal fees and expenses.........................................................  [150,000*]
Indenture trustee's fee and expense.............................................  [ 20,000*]
Accounting fees and expenses....................................................  [ 35,000*]
Printing and engraving expenses.................................................  [ 20,000*]
Miscellaneous...................................................................  [ 20,000*]
                                                                                  ----------
      Total Expenses............................................................  $ 394,000*
                                                                                  ----------
                                                                                  ----------

------------------------

*   Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Nevada Revised Statutes provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending or threatened action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation.

    Sierra Pacific's Articles of Incorporation provides in substance that Sierra Pacific will indemnify each of its directors and officers and former directors and officers against expenses necessarily incurred in connection with the defense of any action, suit or proceeding in which he or she is made a party by reason of being or having been a director or officer of Sierra Pacific, except in relation to matters as to which he or she shall be adjudged liable for negligence or misconduct.

    Sierra Pacific has purchased insurance coverage under a policy insuring its directors and officers against certain liabilities which they may incur in their capacity as such.

    See "Item 17. Undertakings" for a description of the Securities and Exchange Commission's position regarding such indemnification provisions.

ITEM 16. EXHIBITS

    See Index to Exhibits immediately preceding the Exhibits included as part of this Registration Statement.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on the 7th day of June, 1999.

                                SIERRA PACIFIC POWER COMPANY

                                BY   /S/ MALYN K. MALQUIST, CHAIRMAN,
                                     -----------------------------------------
                                     Malyn K. Malquist, Chairman,
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Malyn K. Malquist, William E. Peterson, Mark A. Ruelle and Richard K. Atkinson and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ MALYN K. MALQUIST       Chief Executive Officer,
------------------------------    President and Director        June 7, 1999
      Malyn K. Malquist

      /s/ MARK A. RUELLE        Senior Vice President,
------------------------------    Chief Financial Officer       June 7, 1999
        Mark A. Ruelle            and Treasurer

     /s/ EDWARD P. BLISS        Director
------------------------------                                  June 7, 1999
       Edward P. Bliss

   /s/ RICHARD N. FULSTONE      Director
------------------------------                                  June 7, 1999
     Richard N. Fulstone

    /s/ KRESTINE M. CORBIN      Director
------------------------------                                  June 7, 1999
      Krestine M. Corbin

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

     /s/ JAMES L. MURPHY        Director
------------------------------                                  June 7, 1999
       James L. Murphy

  /s/ HAROLD P. DAYTON, JR.     Director
------------------------------                                  June 7, 1999
    Harold P. Dayton, Jr.

    /s/ JAMES R. DONNELLEY      Director
------------------------------                                  June 7, 1999
      James R. Donnelley

    /s/ DENNIS E. WHEELER       Director
------------------------------                                  June 7, 1999
      Dennis E. Wheeler

  /s/ ROBERT B. WHITTINGTON     Director
------------------------------                                  June 7, 1999
    Robert B. Whittington

         /s/ T.J. DAY           Director
------------------------------                                  June 7, 1999
           T.J. Day

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Sierra Pacific Capital Trust I and Sierra Pacific Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada on June 7, 1999.

                                SIERRA PACIFIC CAPITAL TRUST I

                                By Sierra Pacific Resources,
                                as Depositor

                                By:  /s/ RICHARD K. ATKINSON
                                     -----------------------------------------
                                     Name: Richard K. Atkinson

                                             Title: Assistant Treasurer

                                SIERRA PACIFIC CAPITAL TRUST II

                                By Sierra Pacific Resources, as Depositor

                                By:  /s/ RICHARD K. ATKINSON
                                     -----------------------------------------
                                     Name: Richard K. Atkinson

                                             Title: Assistant Treasurer

                                 EXHIBIT INDEX

             DESCRIPTION
             ---------------------------------------------------------------------------------------------------------

       1.1+  Form of Underwriting Agreement (Debt Securities)

       1.2+  Form of Underwriting Agreement (Preferred Securities)

       3.1   Restated Articles of Incorporation of the Company dated October 5, 1990 (filed with 1993 Form 10-K)

       3.2   By-laws of the Company, as amended to November 13, 1996 (filed with 1996 Form 10-K)

       4.1   Rights Agreement dated as of October 13, 1989 between the Company and Bank of America N.T. & S.A., including form of Rights Certificate (filed as Exhibit No. 1 to Company's Form 8-K dated October 30,
             1989).

       4.2   Form of Indenture between the Company and The Bank of New York, as Trustee

       4.3   Form of Senior Note

       4.4   Form of Junior Subordinated Indenture

       4.5+  Form of Junior Subordinated Debenture

       4.6   Form of Guarantee Agreement for Sierra Pacific Resources Capital Trust I

       4.7   Form of Guarantee Agreement for Sierra Pacific Resources Capital Trust II

       4.8   Certificate of Trust of Sierra Pacific Resources Capital Trust I

       4.9   Trust Agreement of Sierra Pacific Resources Capital Trust I

      4.10   Form of Amended and Restated Trust Agreement for Sierra Pacific Resources Capital Trust I (including form of Preferred Security)

      4.11   Certificate of Trust of Sierra Pacific Resources Capital Trust II

      4.12   Trust Agreement of Sierra Pacific Resources Capital Trust II

      4.13   Form of Amended and Restated Trust Agreement for Sierra Pacific Resources Capital Trust II (including form of Preferred Security)

       5.1+  Opinion of Choate, Hall & Stewart

       5.2+  Opinion of Woodburn and Wedge

       5.3+  Opinion of Richards, Layton & Finger, P.A. as to legality of the Preferred Securities to be issued by
             Sierra Pacific Resources Capital Trust I

       5.4+  Opinion of Richards, Layton & Finger, P.A. as to legality of the Preferred Securities to be issued by
             Sierra Pacific Resources Capital Trust II

         8+  Opinion of counsel as to certain federal income tax matters

        12   Statement re: computation of ratios

        15   Letter of Deloitte & Touche LLP regarding unaudited interim financial information

      23.1   Consents of Deloitte & Touche LLP

      23.2+  Consent of Choate, Hall & Stewart (to be included in Exhibit 5.1)

      23.3+  Consent of Woodburn and Wedge (to be included in Exhibit 5.2)

      23.4+  Consent of Richards, Layton & Finger, P.A. (to be included in Exhibits 5.3 and 5.4)

      23.5+  Consent of tax counsel (to be included in Exhibit 8)

      24.1   Powers of Attorney (included on signature page)

             DESCRIPTION
             ---------------------------------------------------------------------------------------------------------
      25.1   Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture

      25.2+  Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated
             Indenture

      25.3   Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and
             Restated Trust Agreement for Sierra Pacific Resources Capital Trust I

      25.4   Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and
             Restated Trust Agreement for Sierra Pacific Resources Capital Trust II

      25.5   Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of Preferred Securities of Sierra Pacific Resources Capital Trust I

      25.6   Form T-1 Statement of Eligibility of The Bank of New York under the Guarantee for the benefit of the holders of Preferred Securities of Sierra Pacific Resources Capital Trust II

------------------------

    +  To be filed by amendment or under subsequent Form 8-K.